Exhibit 1(a)


                  Fleet Financial Group, Inc.

                      U.S. $1,126,900,000
             Senior Medium-Term Notes, Series H and
            Subordinated Medium-Term Notes, Series I
                    Due Nine Months or More
                       from Date of Issue

                    Selling Agency Agreement


                             November 28, 1994
                             New York, New York


Goldman, Sachs & Co.
85 Broad Street
New York, N.Y. 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce,
Fenner & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, N.Y. 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, N.Y. 10260

Salomon Brothers Inc
Seven World Trade Center
New York, N.Y.  10048

Dear Sirs:

    Fleet Financial Group, Inc., a Rhode Island corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $1,126,900,000 aggregate principal amount of its Senior Medium-Term Notes, Series H and Subordinated Medium-Term Notes, Series I (respectively, the "Senior Notes" and the "Subordinated Notes"), Due Nine Months or More from Date of Issue (collectively, the "Notes"). The Senior Notes are to be issued under an indenture dated as of October 1, 1992, between the Company and The First National Bank of Chicago (the "Senior Trustee" or "First Chicago"), as trustee (the "Senior Indenture"). The Subordinated Notes are to be issued under an indenture dated as of October 1, 1992, between the Company and First Chicago as trustee (the "Subordinated Trustee" and, collectively with the Senior Trustee, the "Trustee") as supplemented by a first supplemental indenture dated as of November 30, 1992, between the Company and the Subordinated Trustee (as so supplemented, the "Subordinated indenture" and collectively with the Senior Indenture, the "Indentures"). The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the applicable Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

    1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the
    "Act") and has filed with the Securities and Exchange
    Commission (the "Commission") a registration statement on such Form (File Number: 33-55555), including a basic prospectus, which also constitutes pursuant to Rule 429 under the Act Post-Effective Amendments No. 1 to registration statements on such Form (File Numbers:
    33- 50214 and 33-50216) and which have become effective, for the registration under the Act of securities (the "Securities"), including the Notes, in an aggregate principal amount of $1,126,900,000. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The
    Company has included in such registration statements, as amended at the date of this Agreement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus
    Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus
    Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

         (b)  As of the Execution Time, on the Effective
    Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms
    Agreement, on each day of an Offering Period (referred to below) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and each Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust
    Indenture Act") and the Securities Exchange Act of
    1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration
    Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the
    Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for inclusion in connection with the preparation of the Registration Statement or the Prospectus (or any supplement there to).

         (c) As of the time any Notes are issued and sold hereunder, each Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture.

         (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic
    Prospectus as supplemented by the Prospectus
    Supplement. "Registration Statement" shall mean the registration statements referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution
    Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the
    Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration
    Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms
    "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the
    Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective
    Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

    2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. The Company shall notify the Agents from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents (each period, commencing with such notification and ending at such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being referred to as an "Offering Period").

    On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

    The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

    The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent as agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

    Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent or an affiliate of the Company (including Fleet Bank of Massachusetts, National Association, which has entered into a distribution agreement with the Company providing for the sale of Notes on terms and conditions substantially similar to those contained herein) unless such solicitation or acceptance is on terms with respect to commissions substantially similar to those set forth in Schedule I hereto and the Company shall give the Agents reasonable notice of the appointment of such agents for the purpose of soliciting the Notes.

    (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale between the Company and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any such Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

    Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

    Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser
(i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Agent at varying prices determined at the time of sale or, if so agreed and set forth in the applicable Pricing Supplement, at a fixed public offering price, from time to time. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

    3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

    4.  Agreements.  The Company agrees with you that:

         (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The
    Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule
    424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
    The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and
    (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request.
    If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, each of you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

         (c)  The Company, during the period when a
    prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public of a financial nature. The Company will immediately notify each of you of (i) any decrease in the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

         (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule
    158 under the Act.

         (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

         (f)  The Company will arrange for the
    qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

         (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, each Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

         (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration
    Statement, the Prospectus, all amendments thereof and supplements thereto, each Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

         (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time
    (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities
    (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration
    Statement.

         (j)   Prior to the commencement of the first
    Offering Period subsequent to each time, and subsequent to each time during any Offering Period, that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board, or the President, or any Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

         (k)  Prior to the commencement of the first
    Offering Period subsequent to each time, and subsequent to each time during any Offering Period, that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or
    (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause
    (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

         (l)  Prior to the commencement of the first
    Offering Period subsequent to each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, and each time during any Offering Period that the Registration
    Statement or Prospectus is so amended or supplemented, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the commencement of such Offering
    Period or the date of the effectiveness of such amendment or the date of the filing of such supplement, as the case may be, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, that in no event will the Company accept any offer to purchase Notes unless such letter shall have been delivered; provided, further, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related
    "Management's Discussion and Analysis of Financial
    Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

         (m)  During the period from the date of any Terms
    Agreement to the later of (A) the Closing Date with respect to such Terms Agreement and (B) the date, if any, specified in such Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes (other than the Notes that are to be sold pursuant to such Terms Agreement), with terms substantially similar to the Notes being purchased pursuant to such Terms
    Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

         (n) The Company confirms as of the date hereof that it has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to
    Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the
    "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

    5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a)  If filing of the Prospectus, or any
    supplement thereto, is required pursuant to Rule
    424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration
    Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have furnished to each Agent the opinion of Edwards & Angell, counsel for the Company, dated the Execution Time, to the effect that:

              (i)  each of the Company, Fleet National
         Bank ("Fleet Bank-RI"), and any other subsidiary or subsidiaries which the Agent may reasonably request (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation or national association in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is qualified to do business as a foreign corporation under the laws of the State of New York; except as stated above, none of the Company or Fleet Bank-RI is required to be qualified to do business as a foreign corporation under the laws of any other jurisdiction; and the Company is registered as a bank holding company under the Bank Holding
         Company Act of 1956, as amended;

              (ii)  all the outstanding shares of capital
         stock of Fleet Bank-RI and such Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as provided in 12
         U.S.C. Section 55) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of Fleet
         Bank-RI and such Subsidiaries are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

              (iii)  each Indenture has been duly
         authorized, executed and delivered by the Company, has been duly qualified under the Trust
         Indenture Act, and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to the availability of equitable remedies which are discretionary with the courts);

              (iv)  the Notes have been duly authorized as
         a series of Debt Securities under the applicable
         Indenture, are in the forms provided for by resolutions of the Board of Directors of the Company adopted pursuant to such Indenture, conform to the description thereof contained in the Prospectus, and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the purchasers, will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture;

              (v)  to the best knowledge of such counsel,
         there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

              (vi)  the Registration Statement and any
         amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration
         Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial data contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration
         Statement, or any amendment thereof, at the time it became effective and at the date of this, Agreement (or, in the case of any opinion delivered pursuant to Section 4(k) or Section 6, the date of such subsequently delivered opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented to the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (vii)  this Agreement has been duly
         authorized, executed and delivered by the Company;

              (viii)  no consent, approval, authorization
         or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

              (ix)  neither the issue and sale of the
         Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

              (x)  no holders of securities of the Company
         have rights to the registration of such
         securities under the Registration Statement.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Rhode Island or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

         (c) Each Agent shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, each Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board, or the President, or any Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

              (i)  the representations and warranties of
         the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

              (ii)  no stop order suspending the
         effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii)  since the date of the most recent
         financial statements included in the Prospectus
         (exclusive of any supplement thereto), there has been no material adverse change in the condition
         (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

         (e) At the Execution Time, KPMG Peat Marwick LLP shall have furnished to each Agent a letter or letters
    (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

              (i)  in their opinion the audited financial
         statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (ii)  on the basis of a reading of the
         latest unaudited consolidated financial
         statements made available by the Company;
         carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter;
         a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                   (1)  the amounts in the unaudited
              "Summary Consolidated Financial Data", if any, included in the Prospectus do not agree with the corresponding amounts in the audited consolidated financial statements, unaudited consolidated financial statements or analyses prepared by the Company from which such amounts were derived; or

                   (2)  any unaudited financial statements
              included or incorporated in the Registration
              Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                   (3)  with respect to the period
              subsequent to the date of the most recent financial statements (other than capsule information), audited or unaudited, incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries on a consolidated basis or capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown on the most recent consolidated balance sheet or capitalization table included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration
              Statement and the Prospectus to such
              specified date there were any decreases, as compared with the corresponding period in the preceding year, in net interest income or income before income taxes, or in total or per share amounts of net income, of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases that the Registration Statement has disclosed have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                   (4)  the amounts included in any
              unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration
              Statement and the Prospectus;

              (iii)  they have performed certain other
         specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature
         (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in
         Exhibit 12 to the Registration Statement, the information included or incorporated in Items 1
         (Guide 3 Statistical Disclosure), 6 and 7 of the
         Company's annual report on Form 10-K incorporated therein, and in "Management's Discussion and Analysis of Financial Condition and Results of operations" included or incorporated in the Company's quarterly reports on Form 10-Q incorporated therein agrees with the accounting records of the Company and its subsidiaries on a consolidated basis, excluding any questions of legal interpretation; and

              (iv)  if pro forma financial statements are
         included or incorporated in the Registration
         Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectus in this paragraph
    (e) include any supplement thereto at the date of the letter.

         (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

    The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at Worldwide Plaza, 825 Eighth Avenue,
New York, New York, on the date hereof.

    6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) To the extent agreed to in writing between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section
    5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of Edwards &
    Angell, counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b),
    (iii) the opinion of Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) a letter of KPMG Peat Marwick, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

         (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

    If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject there to may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

    7. Right of Person Who Agreed to Purchase to Refuse to Purchase. (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if
(i) at the Closing Date therefor, any condition set forth in
Section 5 (except that references to the Prospectus shall be to the Prospectus as supplemented at the Closing Date) or 6, as applicable, shall not be satisfied, (ii) subsequent to the agreement to purchase such Note, any change, or any development with respect to the Company involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries shall have occurred the effect of which is, in the judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note or (iii) subsequent to the agreement to purchase such Note, (w) there shall have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service or Standard & Poor's Corporation (each a "Rating Agency") or any such Rating Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications, (x) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (y) a banking moratorium shall have been declared either by Federal, Rhode Island or New York State authorities, or (z) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets or the United States is such as to make it, in the judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, impracticable to market such Notes (it being understood that under no circumstance shall any Agent have any duty or obligation to exercise any judgment permitted to be exercised pursuant to this Section 7(a)).

    (b The Company further agrees to notify each Agent upon the occurrence of any change, condition or development contemplated by Section 7(a)(ii) or (iii).

    8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

    (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last sentence of the tenth paragraph under the heading "Plan of Distribution" of the Prospectus Supplement relating to purchases and sales of Notes in the secondary market constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

    (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

    (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to
Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(y) and (z) of this paragraph (d).

    9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(b), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

    (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, Rhode Island, Connecticut, Maine, New Hampshire, Massachusetts or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to market such Notes or (iv) there shall have been any decrease in the ratings of the Company's debt securities by any Rating Agency or Any such Rating Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications.

    10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

    11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 50 Kennedy Plaza, Providence, Rhode Island 02903, attention of the Senior Vice President and General Counsel.

    12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder, except for the right of a person who has agreed to purchase a Note to refuse to purchase such Note as provided in Section 7 hereof.

    13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New
York.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.


                                  Very truly yours,

                                  FLEET FINANCIAL GROUP, INC.


                                  By:


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.




(GOLDMAN, SACHS & CO.)


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:


J.P. MORGAN SECURITIES INC.


By:


SALOMON BROTHERS INC


By:

EXHIBIT  A





                  Fleet Financial Group, Inc.

         Medium-Term Note Administrative Procedures
                      November 23, 1994


    The Senior Medium-Term Notes, Series H and Subordinated Medium-Term Notes, Series I (respectively, the "Senior Notes" and the "Subordinated Notes"), Due Nine Months or More from Date of Issue (collectively, the "Notes") of Fleet Financial Group, Inc. (the "Company"), are to be offered on a continuing basis. Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc, as agents (each an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. In addition, Fleet Bank of Massachusetts, National Association, will be acting as an agent pursuant to a distribution agreement dated as of the date hereof. The Agents will not be obligated to purchase Notes for their own account, unless otherwise agreed. The Notes are being sold pursuant to a selling agency agreement between the Company and the Agents dated the date hereof (the "Agency Agreement"). The Senior Notes will be issued under an indenture dated as of October 1, 1992, between the Company and The First National Bank of Chicago (the "Senior Trustee" or "First Chicago"), as trustee (the "Senior Indenture"). The Subordinated Notes will be issued under an indenture dated as of October 1, 1992, between the Company and First Chicago (the "Subordinated Trustee" and collectively with the Senior Trustee, the "Trustee") as trustee, as supplemented by a first supplemental indenture dated as of November 30, 1992, between the Company and the Subordinated Trustee (as so supplemented, the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indentures"). The Senior Notes will rank equally with all other unsecured and unsubordinated debt of the Company. The Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness and Other Financial Obligations of the Company, to the extent and in the manner set forth in the Subordinated Indenture. The Notes have been registered with the Securities and Exchange Commission (the "Commission").

    The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

    Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

    The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

    Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in
Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Unless otherwise defined herein, terms defined in the applicable Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the applicable Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the applicable Indenture, DTC's operating requirements and the Agency Agreement shall control.


                             PART I

               Administrative Procedures for
                       Book-Entry Notes

    In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of May 26, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:          On any date of settlement (as defined under
                   "Settlement" below) for one or more
                   Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $150,000,000 principal amount of all such Book-Entry Notes that have the same rank (senior or subordinated), original issue date, original issue discount provisions, if any, Interest Payment Dates, Regular Record Dates, Interest Payment
                   Period, redemption provisions, if any,
                   Maturity Date, and, in the case of Fixed
                   Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest
                   Reset Period, Interest Reset Dates, Spread and/or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (collectively, the "Terms").
                   Each Global Security will be dated and
                   issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be
                   (i) with respect to an original Global
                   Security (or any portion thereof), the
                   original issue date specified in such Global
                   Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest
                   Payment Date to which interest has been paid or duly provided for on the predecessor
                   Global Securities, regardless of the date of authentication of such resulting Global
                   Security.  No Global Security will represent
                   (i) both Fixed Rate and Floating Rate
                   Book-Entry Notes or (ii) any Certificated
                   Note.

Identification     The Company has arranged with the CUSIP
Numbers:           Service Bureau of Standard & Poor's
                   Corporation (the "CUSIP Service Bureau") for the reservation of two series of CUSIP numbers, each of which consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry
                   Notes and book-entry medium-term notes
                   issued by the Company with other series
                   designations. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers, which the Company shall deliver to the Trustee and DTC. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                   Securities for either series, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:      Global Securities will be issued only in
                   fully registered form without coupons.  Each
                   Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the applicable Indenture.
                   The beneficial owner of a Book-Entry Note
                   (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner
                   (or such participant) in such Book-Entry
                   Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:         Transfers of a Book-Entry Note will be
                   accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:         The Trustee may deliver to DTC and the CUSIP
                   Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more Outstanding Global
                   Securities that represent (A) Fixed Rate
                   Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment
                   Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and
                   (iii) the single CUSIP number to be assigned to such replacement Global Security (which shall be the CUSIP number previously assigned to the Global Security with the earliest date of issuance). Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                   Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                   Bureau a written notice setting forth such exchange date and such single CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the individual Global
                   Securities not assigned to the replacement
                   Global Security will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the single
                   CUSIP number and the CUSIP numbers of the individual Global Securities not assigned will, in accordance with CUSIP Service
                   Bureau procedures, be retired and not
                   reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and is sued to represent each $150,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                   Securities (see "Denominations" below).

Maturities:        Each Book-Entry Note will mature on a date
                   not less than nine months nor more than
                   thirty years after the settlement date for such Note.

Denominations:     Book-Entry Notes will be issued in principal
                   amounts of $1,000 or any integral multiple thereof. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more
                   Book-Entry Notes having an aggregate
                   principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of such
                   Book-Entry Note or Notes and an additional
                   Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:          General. Interest, if any, on each
                   Book-Entry Note will accrue from the
                   original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency
                   Agreement), as supplemented by the
                   applicable Pricing Supplement.  Unless
                   otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding
                   Maturity. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement
                   Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                   Global Security in the appropriate (daily or weekly) bond report published by Standard &
                   Poor's Corporation.

                   Regular Record Dates.  The Regular Record
                   Date with respect to any Interest Payment
                   Date for Floating Rate Book-Entry Notes
                   shall be the date fifteen calendar days
                   immediately preceding such Interest Payment
                   Date, and for Fixed Rate Book-Entry Notes shall be the April 15 or October 15 next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

                   Interest Payment Dates on Fixed Rate
                   Book-Entry Notes.  Interest payments on
                   Fixed Rate Book-Entry Notes will be made semiannually on May 1 and November 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry
                   Note issued between a Regular Record Date and an Interest Payment Date, or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                   Interest Payment Dates on Floating Rate
                   Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semiannual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that, in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                   Notice of Floating Rate Interest Rates.
                   Promptly after each Interest Determination
                   Date for Floating Rate Book-Entry Notes, the
                   Calculation Agent will notify the Trustee and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of     Fixed Rate Book-Entry Notes.  Interest
Interest:          on Fixed Rate Book-Entry Notes (including
                   interest for partial periods) will be
                   calculated on the basis of a 360-day year of twelve 30-day months.

                   Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of        Payment of Interest Only.  Promptly
Principal and      after each Regular Record Date,
Interest:          provided, with respect to Floating Rate
                   Notes, that the Calculation Agent has
                   provided the Trustee with the necessary
                   information regarding interest rates, the
                   Trustee will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following
                   Interest Payment Date (other than an
                   Interest Payment Date coinciding with
                   Maturity) and the total of such amounts.
                   DTC will confirm the amount payable on each Global Security on such Interest Payment
                   Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at
                   Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

                   Payments at Maturity.  On or about the last
                   Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the applicable Indenture and so advise the Company. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

                   Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at First Chicago or by wire transfer of funds available for immediate use to the Trustee. The Company will confirm any such instructions in writing to the Trustee. Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                   Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for      The Company and the Agents will discuss
Rate Setting and   from time to time the aggregate principal
Posting:           amount of, the issuance price of, and the
                   interest rates to be borne by, Book-Entry
                   Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and     Unless otherwise instructed by the
Rejection of       Company, each Agent will advise the
Orders:            Company promptly by telephone of all orders
                   to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. The Company has the right to accept orders to purchase
                   Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of     If any order to purchase a Book-Entry
Pricing            Note is accepted by or on behalf of the
Supplement:        Company, the Company will prepare a pricing
                   supplement (a "Pricing Supplement")
                   reflecting the terms of such Book-Entry Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent") at the address set forth on Schedule I hereto, to be delivered by overnight courier or telecopy to arrive no later than 11:00 a.m., New York City time, on the Business Day following the sale date.

                   The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                   In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of      The Company may instruct the Agents to
Solicitation;      suspend at any time, for any period of
Amendment or       time or permanently, the solicitation of
Supplement:        orders to purchase Book-Entry Notes.  Upon
                   receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                   In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                   If the Company decides to amend or
                   supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions contained in Sections 4(a) and 4(b) of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For     When the Company has determined to
Rate Changes:      change the interest rates of Book-Entry
                   Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.

Delivery of        A copy of the Prospectus and a Pricing
Prospectus:        Supplement relating to a Book-Entry Note
                   must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry
                   Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed.
                   Subject to "Suspension of Solicitation;
                   Amendment or Supplement" above, the
                   Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:      For each order to purchase a Book-Entry Note
                   solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:        The receipt by the Company of immediately
                   available funds in payment for a Book-Entry
                   Note and the authentication and issuance of the Global Security representing such
                   Book-Entry Note shall constitute
                   "settlement" with respect to such Book-Entry
                   Note. All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the Business Day following the date of sale.

Settlement         Settlement Procedures with regard to
Procedures:        each Book-Entry Note sold by the Company
                   through any Agent, as agent, shall be as follows:

                   A.   The Presenting Agent will advise the
                        Company by telephone of the following
                        settlement information:

                        1.   Rank (senior or subordinated).

                        2.   Principal amount.

                        3.   Maturity Date.

                        4.   In the case of a Fixed Rate
                             Book-Entry Note, the interest rate
                             or, in the case of a Floating Rate
                             Book-Entry Note, the Base Rate,
                             initial interest rate (if known at
                             such time), Index Maturity,
                             Interest Reset Period, Interest
                             Reset Dates, Interest
                             Determination Dates, Spread and/or
                             Spread Multiplier (if any),
                             minimum interest rate (if any) and
                             maximum interest rate (if any).

                        5.   Interest Payment Dates and the
                             Interest Payment Period.

                        6.   Redemption or repayment
                             provisions, if any.

                        7.   Settlement date.

                        8.   Price.

                        9.   The Presenting Agent's DTC
                             participant account number and
                             commission, determined as provided
                             in Section 2 of the Agency
                             Agreement.

                        10.  Whether such Book-Entry Note is
                             issued at an original issue
                             discount and, if so, the total
                             amount of OID, the yield to
                             maturity and the initial accrual
                             period OID.

                   B.   The Company will assign a CUSIP number
                        to the Global Security representing
                        such Book-Entry Note and then advise
                        the Trustee and the Presenting Agent by
                        telephone (confirmed in writing at any
                        time on the same date) or electronic
                        transmission of the information set
                        forth in Settlement Procedure "A"
                        above, such CUSIP number and the name
                        of the Presenting Agent.  The Company
                        will also notify the Presenting Agent
                        by telephone of such CUSIP number as
                        soon as practicable.

                   C.   The Trustee will enter a pending
                        deposit message through DTC's
                        Participant Terminal System providing
                        the settlement information to DTC
                        specified in the Letter of
                        Representations from the Company and
                        the Trustee to DTC dated as of the date
                        hereof.

                   D.   To the extent the Company has not
                        already done so, the Company will
                        deliver to the Trustee a Global
                        Security in a form that has been
                        approved by the Company, the Agents and
                        the Trustee.

                   E.   The Trustee will complete such Global
                        Security, stamp the appropriate legend,
                        as instructed by DTC, if not already
                        set forth thereon, and authenticate the
                        Global Security representing such
                        Book-Entry Note in accordance with the
                        terms of the written order of the
                        Company then in effect.

                   F.   DTC will credit such Book-Entry Note to
                        the Trustee's participant account at
                        DTC.

                   G.   Upon delivery of the pending deposit
                        message referenced in "C" above, an
                        SDFS deliver order through DTC's
                        Participant Terminal System will be
                        created instructing DTC to debit such
                        Book-Entry Note to the Trustee's
                        participant account and credit such
                        Book-Entry Note to the Presenting
                        Agent's participant account and debit
                        the Presenting Agent's settlement
                        account and credit the Trustee's
                        settlement account for an amount equal
                        to the price of such Book-Entry Note
                        less the Presenting Agent's
                        commission.  The entry of such a
                        pending deposit message by First
                        Chicago as Trustee shall constitute a
                        representation and warranty by First
                        Chicago to DTC that (i) the Global
                        Security representing such Book-Entry
                        Note has been issued and authenticated
                        and (ii) First Chicago is holding such
                        Global Security pursuant to the
                        Medium-Term Note Certificate Agreement
                        between First Chicago and DTC.

                   H.   The Presenting Agent will enter an SDFS
                        deliver order through DTC's Participant
                        Terminal System instructing DTC (i) to
                        debit such Book-Entry Note to the
                        Presenting Agent's participant account
                        and credit such Book-Entry Note to the
                        participant accounts of the
                        Participants with respect to such
                        Book-Entry Note and (ii) to debit the
                        settlement accounts of such
                        Participants and credit the settlement
                        account of the Presenting Agent for an
                        amount equal to the price of such
                        Book-Entry Note.

                   I.   Transfers of funds in accordance with
                        SDFS deliver orders described in
                        Settlement Procedures "G" and "H" will
                        be settled in accordance with SDFS
                        operating procedures in effect on the
                        settlement date.

                   J.   The Trustee will, upon receipt of funds
                        from the Agent in accordance with
                        Settlement Procedure "G", credit to an
                        account of the Company maintained at
                        First Chicago funds available for
                        immediate use in the amount transferred
                        to the Trustee in accordance with
                        Settlement Procedure "G".  However, the
                        Trustee shall not credit the account of
                        the Company unless and until the
                        Trustee has confirmed receipt of the
                        funds in the appropriate amount
                        transferred in accordance with
                        Settlement Procedure "G".

                   K.   The Presenting Agent will confirm the
                        purchase of such Book-Entry Note to the
                        purchaser either by transmitting to the
                        Participants with respect to such
                        Book-Entry Note a confirmation order or
                        orders through DTC's institutional
                        delivery system or by mailing a written
                        confirmation to such purchaser.

Settlement         For orders of Book-Entry Notes
Procedures         solicited by any Agent and accepted by
Timetable:         the Company for settlement on the Business
                   Day after the sale date, Settlement
                   Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New
                   York City time) set forth below:

                   Settlement
                   Procedure           Time

                        A         11:00 A.M. on the sale date
                        B         12:00 Noon on the sale date
                        C         2:00 P.M. on the sale date
                        D         3:00 P.M. on the day before
                                  settlement
                        E         9:00 A.M. on settlement date
                        F         10:00 A.M. on settlement date
                        G-H       2:00 P.M. on settlement date
                        I         4:30 P.M. on settlement date
                        J-K       5:00 P.M. on settlement date

                   If a sale is to be settled more than one
                   Business Day after the sale date, Settlement
                   Procedures "A", "B" and "C" shall be
                   completed as soon as practicable but no
                   later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively.
                   If the initial interest rate for a Floating
                   Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                   If settlement of a Book-Entry Note is
                   rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to         If the Trustee has not entered an SDFS
Settle:            deliver order with respect to a Book-Entry
                   Note pursuant to Settlement Procedure "G", then, upon written request (which may be by telecopy) of the Company, the Trustee shall deliver to DTC, through DTC's Participant
                   Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the
                   Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry
                   Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the applicable Indenture and so advise the Company, and will make appropriate entries in its records. The
                   CUSIP number assigned to such Global
                   Security shall, in accordance with CUSIP
                   Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                   Security and shall bear the CUSIP number of the surrendered Global Security.

                   If the purchase price for any Book-Entry
                   Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Company thereof.
                   Thereafter, the Trustee (i) will immediately notify the Company thereof, once the Trustee has confirmed that such Note has been credited to its participant account, and the Company shall immediately transfer by Fedwire (immediately available funds) to such Agent an amount equal to the price of such Note which was previously credited to the account of the Company maintained at First Chicago or wire transferred at the Company's direction in accordance with Settlement Procedure J and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                   Notwithstanding the foregoing, upon any
                   failure to settle with respect to a
                   Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee and First  Nothing herein shall be deemed to
Chicago Not to     require the Trustee or First Chicago to
Risk Funds:        risk or expend its own funds in connection
                   with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee or First Chicago to the Company,
                   DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee or First Chicago for such purpose.

Authenticity of    The Company will cause the Trustee to
Signatures:        furnish the Agents from time to time with
                   the specimen signatures of each of the
                   Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of         Each Agent shall forward to the Company,
Expenses:          on a monthly basis, a statement of the
                   out-of-pocket expenses incurred by such
                   Agent during that month that are
                   reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising        The Company will determine with the
Costs:             Agents the amount of advertising that may be
                   appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.

Periodic           Periodically, upon written request, the
Statements         Trustee will send to the Company a statement
from the Trustee:  setting forth the principal amount of
                   Book-Entry Notes Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes which the Company has advised the Trustee but which have not yet been settled.


                            PART II

      Administrative Procedures for Certificated Notes

    The Trustee will serve as registrar and transfer agent and authenticating and paying agent in connection with the Certificated Notes.

Issuance:          Each Certificated Note will be dated and
                   issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be
                   (i) with respect to an original Certificated
                   Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated
                   Note, the Original Issue Date of the
                   predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:      Certificated Notes will be issued only in
                   fully registered form without coupons.

Transfers and      A Certificated Note may be presented for
Exchanges:         transfer or exchange at the office of the
                   Trustee at 14 Wall Street (8th Floor), New
                   York, N.Y. 10005, Attention: Corporate Trust
                   Services.  Certificated Notes will be
                   exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:        Each Certificated Note will mature on a date
                   not less than nine months nor more than
                   thirty years after the settlement date for such Note.

Denominations:     The denomination of any Certificated Note
                   denominated in U.S. dollars will be a
                   minimum of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of
                   Certificated Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:          General. Interest, if any, on each
                   Certificated Note will accrue from the
                   original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or to but excluding
                   Maturity.

                   Regular Record Dates.  The Regular Record
                   Dates with respect to any Interest Payment
                   Date for Floating Rate Certificated Notes shall be the date fifteen calendar days immediately preceding such interest Payment Date, and for Fixed Rate Certificated Notes shall be the April 15 or October 15 next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

                   Fixed Rate Certificated Notes.  Unless
                   otherwise specified pursuant to Settlement
                   Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on May 1 and November 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. If any Interest Payment Date for or the Maturity of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

                   Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of     Fixed Rate Certificated Note.  Interest
Interest:          on Fixed Rate Certificated Notes (including
                   interest for partial periods) will be
                   calculated on the basis of a 360-day year of twelve 30-day months.

                   Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of        On or before the due date for any
Principal and      payment of principal or interest on
Interest:          each Certificated Note, the Company will pay
                   to the Trustee, as paying agent, the amount of principal and/or interest then due. The
                   Trustee will pay the principal amount of each Certificated Note at Maturity upon presentation of such Certificated Note to the Trustee. Such payment, together with payment of interest due at Maturity of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note. Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the applicable Indenture.
                   All interest payments on a Certificated Note
                   (other than interest due at Maturity) will be made by check drawn on the Trustee or another Person appointed by the Trustee mailed by the Trustee to the Person entitled thereto as provided in such Note and the applicable Indenture; provided, however, that the holder of $10,000,000 (or the equivalent thereof in other currencies) or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars upon receipt of written instructions by the Trustee. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following
                   Interest Payment Date for each group of
                   Certificated Notes bearing interest at a particular rate and in total for all Certificated Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. The
                   Trustee will provide, on or about the last
                   Business Day of each month, to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing (on a Maturity or Redemption Date or otherwise) in the next two months.

                   First Chicago will be responsible for
                   withholding taxes on interest paid on
                   Certificated Notes as required by applicable law.

Procedure for      The Company and the Agents will discuss from
Rate Setting and   time to time the aggregate principal amount
Posting:           of, the issuance price of, and the interest
                   rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and     Unless otherwise instructed by the
Rejection of       Company, each Agent will advise the
Orders:            Company promptly by telephone of all orders
                   to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

Preparation of     If any order to purchase a Certificated
Pricing            Note is accepted by or on behalf of
Supplement:        the Company, the Company will prepare a
                   Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Presenting Agent at the address set forth on
                   Schedule I hereto, to be delivered by
                   overnight courier or telecopy to arrive no later than 11:00 a.m., New York City time, on the Business Day following the sale date. The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

                   In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of      Subject to the Company's representations,
Solicitation;      warranties and covenants contained in the
Amendment or       Agency Agreement, the Company may instruct
Supplement:        the Agents to suspend at any time for any
                   period of time or permanently, the
                   solicitation of orders to purchase
                   Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                   In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                   If the Company decides to amend or
                   supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for      When the Company has determined to change
Rate Changes:      the interest rates of Certificated Notes
                   being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.

Delivery of        A copy of the Prospectus and a Pricing
Prospectus:        Supplement relating to a Certificated Note
                   must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated
                   Note is placed and the time written
                   confirmation thereof is sent by the
                   Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of
                   Solicitation; Amendment or Supplement"
                   above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated
                   Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser
                   (other than any Agent).

Confirmation:      For each order to purchase a Certificated
                   Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting
                   Agent will issue a confirmation to the
                   purchaser, with a copy to the Company,
                   setting forth the details set forth above and delivery and payment instructions.

Settlement:        The receipt by the Company of immediately
                   available funds in exchange for an
                   authenticated Certificated Note delivered to the Presenting Agent and the Presenting
                   Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement".
                   All orders accepted by the Company will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement         Settlement Procedures with regard to
Procedures:        each Certificated Note sold by the Company
                   through any Agent, as agent, shall be as follows:

                   A.   The Presenting Agent will advise the
                        Company by telephone of the following
                        settlement information:

                        1.   Name in which such Certificated
                             Note is to be registered
                             ("Registered Owner").

                        2.   Address of the Registered Owner
                             and address for payment of
                             principal and interest.

                        3.   Taxpayer identification number of
                             the Registered Owner (if
                             available).

                        4.   Rank (senior or subordinated).

                        5.   Principal amount.

                        6.   Maturity Date.

                        7.   In the case of a Fixed Rate
                             Certificated Note, the interest
                             rate or, in the case of a Floating
                             Rate Certificated Note, the
                             initial interest rate (if known at
                             such time), Base Rate, Index
                             Maturity, Interest Reset Period,
                             Interest Reset Dates, Interest
                             Determination Dates, Spread and/or
                             Spread Multiplier (if any),
                             minimum interest rate (if any) and
                             maximum interest rate (if any).

                        8.   Interest Payment Dates and the
                             Interest Payment Period.

                        9.   Specified Currency and whether the
                             option to elect payment in a
                             Specified Currency applies and if
                             the Specified Currency is not U.S.
                             dollars, the authorized
                             denominations.

                        10.  Redemption or repayment
                             provisions, if any.

                        11.  Settlement date.

                        12.  Price (including currency).

                        13.  Presenting Agent's commission,
                             determined as provided in Section
                             2 of the Agency Agreement.

                        14.  Whether such Certificated Note is
                             issued at an original issue
                             discount, and, if so, the total
                             amount of OID, the yield to
                             maturity and the initial accrual
                             period OID.

                   B.   The Company will advise the Trustee by
                        telephone (confirmed in writing at any
                        time on the sale date) or electronic
                        transmission of the information set
                        forth in Settlement Procedure "A" above
                        and the name of the Presenting Agent.

                   C.   The Company will deliver to the Trustee
                        an original Certificated Note with
                        customer confirmation in triplicate in
                        forms that have been approved by
                        Company, the Agents and the Trustee.

                   D.   The Trustee will complete such
                        Certificated Note and will authenticate
                        such Certificated Note and deliver it
                        (with the confirmation) and two copies
                        thereof (clearly marked as such) to the
                        Presenting Agent, and the Presenting
                        Agent will acknowledge receipt of the
                        Note by stamping or otherwise marking
                        the first copy and returning it to the
                        Trustee.  Such delivery will be made
                        only against such acknowledgment of
                        receipt.  In the event that the
                        instructions given by the Presenting
                        Agent for payment to the account of the
                        Company are revoked, the Company will
                        as promptly as possible wire transfer
                        to the account of the Presenting Agent
                        an amount of immediately available
                        funds equal to the amount of such
                        payment made.

                   E.   The Presenting Agent will deliver such
                        Certificated Note (with the
                        confirmation) to the customer against
                        payment in immediately payable funds.
                        The Presenting Agent will obtain the
                        acknowledgement of receipt of such
                        Certificated Note by retaining the
                        second copy thereof.

                   F.   The Trustee will send a third copy of
                        the Certificated Note (clearly marked
                        as such) to the Company by first-class
                        mail.

Settlement         For orders of Certificated Notes
Procedures         solicited by any Agent, as agent, and
Timetable:         accepted by the Company, Settlement
                   Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                   Settlement
                   Procedure           Time

                        A         2:00 P.M. on the day before
                                  settlement
                        B-C       3:00 P.M. on the day before
                                  settlement
                        D         2:15 P.M. on settlement date
                        E         3:00 P.M. on settlement date
                        F         5:00 P.M. on settlement date

Failure to         If a purchaser fails to accept delivery
Settle:            of and make payment for any Certificated
                   Note, the Presenting Agent will notify the Company and the Trustee by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.
                   Immediately upon receipt of the Certificated
                   Note in respect of which such failure
                   occurred, the Trustee will cancel such
                   Certificated Note in accordance with the applicable Indenture and so advise the Company and will make appropriate entries in its records.

Trustee Not to     Nothing herein shall be deemed to require
Risk Funds:        the Trustee or First Chicago to risk or
                   expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agents or the pur chaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of    The Company will cause the Trustee to
Signatures:        furnish the Agents from time to time with
                   the specimen signatures of each of the
                   Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes, but no
                   Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of         Each Agent shall forward to the Company,
Expenses:          on a monthly basis, a statement of the
                   out-of-pocket expenses incurred by such
                   Agent during that month that are
                   reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising        The Company will determine with the
Costs:             Agents the amount of advertising that may be
                   appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company.

Periodic           Periodically, upon written request,
Statements         the Trustee will send to the Company a
from the           statement setting forth the principal amount
Trustee:           of Certificated Notes Outstanding as of that
                   date and setting forth a brief description of any sales of Certificated Notes of which the Company has advised the Trustee but which have not yet been settled.

EXHIBIT  B





                Fleet Financial Group, Inc.

               Senior Medium-Term Notes, Series H
            Subordinated Medium-Term Notes, Series I
           Due Nine Months or More from Date of Issue

                        TERMS AGREEMENT

                                                  , 199



Attention:

    Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated November 23, 1994, among you and Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc, the undersigned agrees to purchase the following Notes of Fleet Financial Group, Inc.:
Series H or Series I:

Aggregate Principal Amount: $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Discount:                  % of Principal Amount

Purchase Price:            % of Principal Amount [plus
                           accrued interest from
                                               , 199 ]

Purchase Date and Time:

Place for Delivery of Notes and Payment Therefor:

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Date until which time additional
Notes may not be sold pursuant
to Section 4(m) of the Agreement:



                                  [Purchaser)


                                  By:


Accepted:


By:
    Title:

                           SCHEDULE I

Commissions:

    The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

Term                                      Commission Rate

From 9 months to less than 1 year              .125%
From 1 year to less than 18 months             .150%
From 18 months to less than 2 years            .200%
From 2 years to less than 3 years              .250%
From 3 years to less than 4 years              .350%
From 4 years to less than 5 years              .450%
From 5 years to less than 6 years              .500%
From 6 years to less than 7 years              .550%
From 7 years to less than 10 years             .600%
From 10 years to less than 15 years            .625%
From 15 years to less than 20 years            .700%
From 20 years to and including 30 years        .750%
Over 30 years                                  to be negotiated

    Unless otherwise specified in the applicable Terms
Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.


Address for Notice to you:


    Notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention of Credit
Department.

    Notices to Merrill Lynch & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, shall be directed to it at World
Financial Center, North Tower - 10th Floor, New York, New York
10281-1310, Attention of MTN Product Management.

    Notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York 10260, Attention of
Medium Term Note Desk, Third Floor.

    Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department.

                                                     SCHEDULE I





                  Addresses of Agents for
               Delivery of Pricing Supplements


Goldman, Sachs & Co.:

         Goldman, Sachs &  Co.
         85 Broad Street
         New York, N.Y.  10004
         Attention:  Medium-Term Note Desk (27th Floor)/
                     Patricia O'Connell
         Telephone:  (212) 902-1482
         Telecopy:  (212) 902-0658

Merrill Lynch & Co.:

         Merrill Lynch & Co. - Tritech Services
         4 Corporate Place
         Corporate Park 287
         Piscataway, New Jersey 08854
         Attention:  Final Prospectus Unit/Nachman
                     Kimerling
         Telephone:  (908) 878-6525/26/27
         Telecopy:  (908) 878-6530/9815

         with a copy to:

         Merrill Lynch & Co.,
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         Merrill Lynch World Headquarters
         World Financial Center, North Tower
         10th Floor
         New York, N.Y. 10281-1310
         Attention: MTN Product Management
         Telephone: (212) 449-7476
         Telecopy: (212) 449-2234

J.P. Morgan Securities Inc.

         J.P. Morgan Securities Inc.
         Documentation Group (Third Floor)
         60 Wall Street
         New York, N.Y. 10260
         Attention: Maureen Krim
         Telephone: (212) 648-0738
         Telecopy: (212) 648-5151

Salomon Brothers Inc:

         Salomon Brothers Inc
         Attention: Pricing Supplements
         8800 Hidden River Parkway
         Tampa, FL 33637
         Attention: Enrique Castro
         Telephone: (813) 558-7165
         Telecopy: (813) 558-4123